                                                                      EXHIBIT 11


                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES



                                                       QUARTER ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                      ----------------------------     -------------------------------
                                                          2001             2000             2001             2000
                                                      -----------      -----------      -----------      -----------
                                                      (unaudited)      (unaudited)      (unaudited)      (unaudited)
Numerator:
     Numerator for basic earnings per share -
       income attributable to common
       stockholders ............................      $ 1,078,000      $   138,000      $ 2,258,000      $   405,000
                                                      ===========      ===========      ===========      ===========

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares ...................        9,056,000        8,915,000        8,977,000        8,908,000

   Effect of dilutive securities:
     Employee stock options and warrants .......        2,003,000               --        1,000,000          126,000
                                                      -----------      -----------      -----------      -----------
   Dilutive potential common shares ............        2,003,000               --        1,000,000          126,000
                                                      -----------      -----------      -----------      -----------
     Denominator for diluted earnings per
       share - adjusted weighted-average
       shares and assumed conversions ..........       11,059,000        8,915,000        9,977,000        9,034,000
                                                      ===========      ===========      ===========      ===========

Basic earnings per share .......................      $       .12      $       .02      $       .25      $       .05
                                                      ===========      ===========      ===========      ===========

Diluted earnings per share .....................      $       .10      $       .02      $       .23      $       .05
                                                      ===========      ===========      ===========      ===========

